UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2013 (September 6, 2013)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	NORTHEAST UTILITIES (a Massachusetts voluntary association) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-2147929
0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY (a Connecticut corporation) 107 Selden Street Berlin, Connecticut 06037-1616 Telephone: (860) 665-5000	06-0303850
1-2301	NSTAR ELECTRIC COMPANY (a Massachusetts corporation) 800 Boylston Street Boston, Massachusetts 02199 Telephone number: (617) 424-2000	04-1278810
1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE (a New Hampshire corporation) Energy Park 780 North Commercial Street Manchester, New Hampshire 03101-1134 Telephone: (603) 669-4000	02-0181050
0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY (a Massachusetts corporation) One Federal Street, Building 111-4 Springfield, Massachusetts 01105 Telephone number: (413) 785-5871	04-1961130

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1

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Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

Amendments to Credit Facilities

On September 6, 2013, Northeast Utilities (“NU”) and its subsidiaries, The Connecticut Light and Power Company (“CL&P”), NSTAR Gas Company (“NSTAR Gas”), NSTAR LLC (“NSTAR”), Public Service Company of New Hampshire (“PSNH”), Western Massachusetts Electric Company (“WMECO”) and Yankee Gas Services Company (“Yankee Gas”) entered into a First Amendment to Credit Agreement (the “NU Amendment”) with Bank of America, N.A., as Administrative Agent, and other lenders named therein.  The NU Amendment amended the Credit Agreement, dated July 25, 2012, by and among NU, CL&P, NSTAR Gas, NSTAR LLC, PSNH, WMECO, Yankee Gas and the banks named therein, pursuant to which Bank of America, N.A. serves as Administrative Agent (the “NU Facility) to: (i) increase the aggregate principal amount available thereunder from $1.15 billion to $1.45 billion; (ii) extend the expiration date from July 25, 2017 to September 6, 2018; and (iii) increase CL&Ps’ borrowing sublimit from $300 million to $600 million.  All other terms and conditions of the NU Facility, including the borrowing sublimits of the other subsidiaries, remained unchanged.

Also on September 6, 2013, NSTAR Electric Company (“NSTAR Electric”), another subsidiary of NU, entered into a First Amendment to Credit Agreement (the NSTAR Electric Amendment” and, together with the NU Amendment, the “Amendments”) with Barclays Bank PLC, as Administrative Agent, and other lenders named therein.  The NSTAR Electric Amendment amended the Credit Agreement, dated July 25, 2012, by and between NSTAR Electric and the banks named therein, pursuant to which Barclays Bank PLC serves as Administrative Agent (the “NSTAR Electric Facility” and, together with the NU Facility, the “Facilities”) to extend the expiration date from July 25, 2017 to September 6, 2018.  All other terms and conditions of the NSTAR Electric Facility remained unchanged.

The Facilities will continue to be used for working capital, capital expenditures and repayment of debt, and to backstop the NU and NSTAR Electric commercial paper programs.

The increase in CL&P borrowing sublimit set forth in the NU Amendment to the NU Facility replaced the Credit Agreement, dated March 26, 2012, by CL&P and the banks named therein, pursuant to which Union Bank, N.A., served as Administrative Agent (the “CL&P Facility”).

The foregoing description of the Facilities and related matters is qualified in its entirety by reference to the text of each Facility, copies of which were filed by NU, CL&P, NSTAR Electric, PNSH and WMECO as exhibits to the Combined Quarterly Report on Form 10-Q for the period ended September 30, 2012, and by reference to the Amendments, copies of which are filed as exhibits to this Current Report on Form 8-K.

NU’s Commercial Paper Program Increase

On September 6, 2013, the maximum aggregate principal amount of commercial paper notes outstanding at any time under NU’s commercial paper program, originally commenced on July 25, 2012 (the “Program”), was increased from $1.15 billion to $1.45 billion.  The proceeds of the commercial paper issuances will continue to be used for general corporate purposes. Citigroup Global Markets Inc., Goldman, Sachs & Co., and J. P. Morgan Securities LLC will continue to act as dealers under the Program pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with NU.  Citibank N.A. will continue to act as issuing and paying agent under the Program.

Item 1.02

Termination of a Material Definitive Agreement.

Effective September 6, 2013, the CL&P Facility was terminated. No material termination penalties were incurred in connection with the termination of the CL&P Facility.

Section 2

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Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
4.1

First Amendment to Credit Agreement, dated September 6, 2013, by and among Northeast Utilities and its subsidiaries, The Connecticut Light and Power Company, NSTAR Gas Company, NSTAR LLC, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company, and Bank of America, N.A., as Administrative Agent, and other lenders named therein.

4.2	First Amendment to Credit Agreement, dated September 6, 2013, by and among NSTAR Electric Company and Barclays Bank PLC, as Administrative Agent, and other lenders named therein.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY NSTAR ELECTRIC COMPANY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
September 12, 2013	By: /S/ JAY S. BUTH Jay S. Buth Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

First Amendment to Credit Agreement, dated September 6, 2013, by and among Northeast Utilities and its subsidiaries, The Connecticut Light and Power Company, NSTAR Gas Company, NSTAR LLC, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company, and Bank of America, N.A., as Administrative Agent, and other lenders named therein.

4.2	First Amendment to Credit Agreement, dated September 6, 2013, by and among NSTAR Electric Company and Barclays Bank PLC, as Administrative Agent, and other lenders named therein.

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